                                                                   Exhibit 10.11



DISTRIBUTORSHIP
AGREEMENT                                                        [TIMELINE LOGO]



    This Agreement (the "Agreement") is between Timeline, Inc., a Washington corporation ("Timeline") and __________________, a ______________ corporation
("Distributor"), dated as of _________________, 2001 ("Effective Date").

    In consideration of the mutual covenants contained herein, the parties hereby agree as follows:


1.  TERM OF AGREEMENT.

    This Agreement shall take effect from the Effective Date and shall continue for two years thereafter unless terminated earlier pursuant to Section 14. Provided the Distributor has met its obligations under this Agreement, including those provided for under the Revenue Plan (see Exhibit A), this Agreement is then subject to automatic successive renewal terms of two (2) years each unless either party gives the other party written notice of its intent not to renew at least thirty (30) days prior to expiration of the initial term or any succeeding term.


2.  DEFINITIONS.

    For purposes of this Agreement, the following terms shall have the meanings as set forth below:

    (a) "End User" shall mean an entity that licenses a Product for Use and not for resale. An End User shall be designated a "Distributor End User" when the Distributor is the party responsible for said End User entering into a license with respect to Products which are to be used in conjunction with a system licensed from Distributor.

    (b) "Primark" means Primark and all or any subsidiaries or holding companies for the time being and any subsidiary of such holding company (see Exhibit J).

    (c) "Primark Field of Use" means the financial services business activities of any such person or branch, division or department of any person (whether or not financial services is that person's main business activity). For the purpose of this definition, financial services means any services relating to the finance and securities market and includes, but it not limited to, the business activities described in Exhibit J but excludes for the avoidance of doubt, the general ledger function within any corporation and (but without limitation) the activities as defined in Exhibit J.

    (d) "Product" shall mean any occurrence of a Timeline Module and related documentation. Product shall encompass a single Timeline Module or any combination of one or more Timeline Modules.

    (e) "Subdistributor" means a third party properly appointed by the Distributor as authorized by Timeline to promote and distribute the Products in the Territory.

    (f) "Territory" means the Country or Countries in which Distributor is authorized to license the Product(s), as defined in Exhibit B.

    (g) A "Timeline Module" may refer to any of the modules defined on Exhibit C and as may be upgraded or enhanced, and new modules if specifically added to Exhibit C.

    (h) "Timeline Patents" shall refer to:


--------------------------------------------------------------------------------
     TIMELINE, INC. - 3055 112th Avenue NE o Suite 106 - Bellevue, WA 98004
                                - (425) 822-3140

DISTRIBUTORSHIP AGREEMENT                                                 Page 2



        (i) U.S. Patent #5,802,511 (`511 Patent) granted September 1, 1998; U.S. Patent #6,023,694 granted February 8, 2000; and U.S. Patent #6,026,392 granted February 15, 2000; and

        (ii) Additional patent claims granted as a continuance or continuance in part on the `511 Patent; and

        (iii) Any patents granted in a country other than the United States on substantially the same invention, for which approximately 25 such patents are presently pending.

    (i) "Trial and Evaluation Agreement" means an agreement entered into between Distributor and a Subdistributor or prospective End User for the purpose of allowing the Subdistributor or prospective End User to evaluate or prototype some or all of the Products (Exhibit H). Timeline shall have the right, but not the responsibility, to require Distributor to use an approved agreement.

    (j) "Use" shall mean copying any portion of the licensed Product and/or optional materials, instructions or data from storage units or media into a CPU for processing or accessing such Product via an intranet or the Internet.


3.  LICENSE GRANT.

    (a) Timeline grants a nonexclusive license to distribute Timeline's Product to Distributor End Users only within the Territory and only to End Users who have signed a valid purchase order and subscribe to Timeline's End User License (Exhibit D). In consideration for such license, Distributor shall pay Timeline per copy fees ("License Fees") as specified in Exhibit E.

    (b) Timeline grants to Distributor a nontransferable, nonexclusive license to Use the Product during the term of this Agreement, including extensions, for marketing demonstrations only, and is neither to be resold nor transferred to a third party. NO OTHER USE IS PERMITTED.

    (c) Timeline grants to Distributor a nonexclusive license to use the trade names, trademarks, and logos set forth in Exhibit F (the "Marks") within the Territory pursuant to the terms and conditions described in Section 4.

    (d) Distributor shall use reasonable security measures, at least as protective as it uses for its own proprietary materials, to protect the Product from unauthorized use and distribution, and shall cooperate as is reasonable with Timeline in preventing unauthorized use.

    (e) Distributor's license shall extend to any updates and version releases Timeline makes commercially available during the term hereof, provided Timeline reserves the right to require payment of update and/or new version fees.

    (f) Timeline retains all rights not expressly granted herein.


4.  LICENSE RESTRICTIONS

    (a) Distributor recognizes the importance to Timeline of controlling the licensing and usage of its Products. To that end, Distributor agrees it will, in each case, provide the Product to Distributor End Users subject to the following criteria:

        (i) Each Product licensed under the terms of this Agreement shall only be distributed to an entity having executed a purchase order or End User License Agreement, in a format similar to the Purchase Order or End User License Agreement provided in Exhibit D, in favor of Timeline.

DISTRIBUTORSHIP AGREEMENT                                                 Page 3



        (ii) Distributor shall not reproduce, duplicate, copy or otherwise permit the manufacture of Product or Product documentation, unless otherwise permitted under the terms of the Revenue and Business Plan (Exhibit A).

        (iii) Distributor will not alter or remove any copyright, patent or patent pending notice which is contained within the Product or documentation. Distributor will maintain and cause to appear as part of the sign-on message the applicable Timeline copyright and patent pending notices. Distributor shall cause to appear on the title page of each volume of the Product documentation, and at any other location where any copyright notice appears, the Timeline and third party copyright notices which appear in the release of Product documentation from which Distributor's documentation is derived.

        (iv) Distributor shall use the Marks only, as applicable, under the Product name(s) and only in conjunction with promotion and advertising of those Products. Distributor agrees to use the appropriate trademark symbol (either "(TM)" or "(R)") in a superscript, and clearly indicate Timeline ownership of its trademark(s) whenever the Mark is first mentioned in any advertisement, brochure or in any other manner in connection with the Product. Distributor agrees to use all Marks strictly in accordance with guidelines for use which Timeline will provide. Distributor's name and/or trademarks shall not be displayed in relation to the Marks in a manner which suggests that Distributor's name and/or trademarks are part of the Marks. Distributor shall, upon request, provide Timeline samples of all Distributor literature which use the Marks. In any materials containing the Marks, Distributor shall include a footnote containing the appropriate footnote information, if any, described in Exhibit F or subsequently provided by Timeline. Distributor shall not use the marks in conjunction with any other words or trademarks so as to create a composite trademark. Except as listed on Exhibit F, Distributor is not granted the right to use any other trademarks of Timeline.

    (b) Distributor may not reverse engineer, de-compile or disassemble the Product or any part thereof.

    (c) Distributor agrees to abide by the limitations on licensing of Product as provided in Exhibit J (Primark).


5.  END USER LICENSING PROVISIONS.

    Distributor agrees to provide the Product only to Distributor End Users who have signed a valid purchase order in favor of Timeline and accept the terms of the End User License Agreement. Distributor shall make commercially reasonable efforts to prevent distribution of Product to any person who intends to copy, reproduce or otherwise use the Product in violation of the End User License Agreement. Upon Timeline's request, Distributor shall assist Timeline in preventing, investigating, and prosecuting any unauthorized copying of the Product by individuals, corporation or other entities. Distributor agrees to promptly inform Timeline of any unauthorized copying of copies that come to Distributor's attention.


6.  DOCUMENTATION.

    Documentation shall include user guides, training manuals, marketing documentation and any other material, in whatever form, required to enable effective use and exploitation of the Products by Distributor, Subdistributors, and End Users. Distributor may order documentation for Product directly from Timeline by written purchase order at the fees indicated on Exhibit D. No Distributor End User may receive more than one set of documentation for each licensed user of Product software, unless additional documentation is purchased and the appropriate fee is paid to Timeline.

DISTRIBUTORSHIP AGREEMENT                                                 Page 4



7.  DISTRIBUTOR'S REPORTING REQUIREMENTS

    (a) Immediately following execution of a Purchase Order or End User License Agreement, Distributor will notify Timeline in a form substantially similar to that set out in Exhibit G. Additionally, Distributor shall submit an account to Timeline within five (5) working days of the end of each quarter detailing its activity for the period, in a form substantially similar to Exhibit G.

    (b) On or before 30th September and 31st March of each year of this Agreement, Distributor will provide Timeline a complete and accurate written report of the activities of Distributor, including, without limitation:

        (i) A description of all promotional and marketing activities undertaken during the preceding six months setting out the identity and addresses of prospective customers; and,

        (ii) A summary of the nature of contacts made with such prospective customers and the Distributor's assessment of the results of such contacts.

    (c) Distributor agrees to notify Timeline prior to the commencement of each year's maintenance in respect of each Customer in the Territory identified on Exhibit B, of any changes or additions to the fees or the cessation of maintenance. The notification will contain Customer details i.e. name, address, items under maintenance, value of maintenance, date of commencement or cessation.


8.  PAYMENT AND AUDIT.

    (a) Payment responsibilities shall be as follows:

        (i) Distributor agrees to pay Timeline a license fee for each Product licensed hereunder to a Distributor End User as described on Exhibit E.

        (ii) Payment terms are net thirty (30) days from date of invoice. A finance charge of one and one-half percent (1.5%) per month or the highest amount allowed by law, whichever is less, will be assessed on all payments that are more than sixty (60) days past due.

        (iii) No license fee shall accrue to Timeline for copies of Product (aa) shipped as replacement copies found to be defective in materials, manufacture, or reproduction; (bb) a reasonable number used for demonstrations to prospective End Users, or (cc) evaluation Product delivered to prospective End Users who have signed a Trial and Evaluation Agreement (Exhibit H) and which has been held by such End Users less than sixty (60) days. The evaluation Product shall be limited to twenty (20) copies at any given time, unless Distributor includes a software security mechanism with the Product that automatically disables the Use of the Product after sixty (60) days.

        (iv) All prices (including documentation) are exclusive of any federal, state, municipal or other governmental taxes, duties, tariffs or the like imposed in connection with this Agreement, which shall be paid by Distributor End User, or any finance, maintenance, consulting or training charges to Distributor End User by Timeline, or in lieu thereof, Distributor shall provide an exemption certificate acceptable to Timeline and the applicable authority. Timeline, however, shall be responsible for all taxes based upon its personal property ownership and net income.

    (b) Distributor record keeping and Timeline auditing procedures are set forth below:

        (i) During the term of this Agreement, Distributor agrees to keep all usual and proper records and books of account and all usual and proper entries relating to each unit of Product licensed in accordance with generally accepted accounting principles.

DISTRIBUTORSHIP AGREEMENT                                                 Page 5



        (ii) Timeline may cause an audit to be made of the applicable records in order to verify statements issued by Distributor and prompt adjustment shall be made to compensate for any errors or omissions disclosed by such audit. Any such audit shall be conducted by a mutually agreeable independent certified public accountant selected by Timeline (other than on a contingent fee basis) and shall be conducted only with reasonable advanced written notice and during regular business hours at Distributor's offices and in such a manner as not to interfere with Distributor's normal business activities. Any such audit shall be paid for by Timeline unless material discrepancies are disclosed. "Material" shall mean a discrepancy amounting to at least five percent (5%) of the amount that should have been reported. If material discrepancies are disclosed, Distributor agrees to pay Timeline for the costs associated with the audit. In no event shall audits be made more frequently than once annually unless the immediately preceding audit disclosed a material discrepancy. Distributor shall be required to make available to Timeline only those records and reports of the auditor which directly pertain to the audit. Timeline recognizes and agrees that information contained therein is confidential and will use it only in furtherance of disposition of the audit in question.


9.  MARKETING, SALES, TRAINING AND PRODUCT SUPPORT.

    (a) In marketing the Product, Distributor shall use its best efforts to promote and market the Product and shall commit to spend such amounts as reasonably necessary to achieve the Revenue Plan established in Exhibit A. In addition, Distributor shall avoid deceptive, misleading, or unethical practices that may be detrimental to Timeline or to the Product and shall comply with all applicable laws and regulations in performing its duties with respect to the Product.

    (b) Distributor shall be responsible for identifying and qualifying potential End Users, scheduling and conducting demonstrations on the Product and obtaining a purchase order or End User License Agreement signed by the Distributor End User. The purchase order shall contain the information included in the sample Purchase Order in Exhibit D. The End User License Agreement shall be as provided in Exhibit D. Timeline agrees it will treat the information provided above as confidential, and will not provide it to any third party.

    (c) Distributor shall be responsible for providing training in the use and sale of Products to its own sales force. The Distributor may provide Distributor End Users training after they have purchased the Product or may refer the training to Timeline.

    (d) Distributor may offer telephonic support directly to the Distributor End Users. In such instances, Timeline will offer Product support only to Distributor at the rate provided in Exhibit I. Alternatively, Distributor may offer Timeline support directly to the Distributor End User. Timeline and the End User would then enter into a direct agreement. Distributor will not be entitled to a fee for Timeline maintenance. Distributor must elect a method of product support which is consistently applied to all Distributor End Users. This election shall be identified on Exhibit I.

    (e) Timeline may reference Distributor in advertising and promotional materials in connection with sale and promotion of the Product, and may list Distributor in directories of the Product's distributors.


10. PROPRIETARY RIGHTS.

    The Product contains or comprises valuable patent, copyright, trade secret, trademark, title and other proprietary rights of Timeline and its suppliers. Except for the license rights expressly granted within this Agreement, Timeline reserves all such proprietary rights, including without limitation modification, translation, rental and source code rights. No title to or ownership of any Product or proprietary rights related to the Product are transferred to Distributor under this Agreement. Distributor will not infringe, violate or contest Timeline or its suppliers' proprietary rights related to any Product, including without limitation by reverse engineering, reverse compiling, reverse assembling, or making any copies of Timeline's Product for any purpose without Timeline's express written authorization.

DISTRIBUTORSHIP AGREEMENT                                                 Page 6



    Distributor acknowledges that each of the Products may represent an embodiment of the Timeline Patents. Furthermore, Distributor shall gain knowledge of the potential and actual embodiments of the inventions on which the Timeline Patents have been granted. Distributor agrees it will not propose to license any such Timeline Patent. In addition, Distributor acknowledges the validity of each Timeline Patent, and will not cooperate with, finance, or directly bring any action intended to overturn the validity of any Timeline Patent.


11. WARRANTIES.

    (a) Timeline warrants the Product will perform substantially in accordance with the published product materials for a period of ninety (90) days from the date of shipment. Distributor's remedy and Timeline's obligation under this limited warranty shall be limited to, at Timeline's election, return of the Product for credit to Distributor's account or replacement of any defective Product. This limited warranty applies only if:

        (i) Written notice of nonconformance is received by Timeline within ninety (90) days after shipment;

        (ii) After Timeline's authorization, the non-conforming Product is returned to Timeline, freight charges prepaid; and

        (iii) After timely examination, Timeline determines to its reasonable satisfaction that the Product is non-conforming. Any replacement shall not extend the original warranty period. This limited warranty shall not apply to Product which Timeline determines has been subject to misuse, neglect, improper installation, repair, alteration, or damage either by Distributor or another.

    (b) THE ABOVE LIMITED WARRANTIES MAY BE ASSERTED BY Distributor ONLY ON BEHALF OF ITSELF AND NOT BY Distributor'S END USERS, AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON TIMELINE'S PART.

    (c) Neither Distributor nor any of its employees or agents shall have any right to make any other warranties, or promises, for the Use of the Product which are not contained within Timeline's End User License Agreement for the Product. Distributor may, at its own expense and liability, offer to its End User customers an extension of the duration of the warranty period beyond that given by Timeline, provided Distributor makes it clear to its End User customers that Distributor and not Timeline is offering the extension, and Distributor indemnifies, defends and holds Timeline harmless for any liability, including reasonable attorney's fees, arising in connection with such extension.

    (d) Distributor warrants and represents that it is a company validly existing under the laws of the Territory and has the power to enter into this Agreement; and that entry into this Agreement will not be in breach of any contracts or other obligations to which it is a party.


12. INDEMNIFICATION.

    (a) Timeline agrees to indemnify, hold harmless, and defend Distributor from and against any and all damages, costs, and expenses, including attorneys' fees, incurred in connection with any claim that a Product infringes upon a U.S. copyright, and/or a Product violates confidential information, trade secret, trademark or trade name rights of any third party (collectively "Infringement Claims"), provided Timeline is notified promptly in writing of any notice of claim or of threatened or actual suit, Timeline has sole control over the defense or settlement thereof, and at Timeline's request and expense, Timeline is given Distributor's assistance in the defense of same.

    (b) Timeline shall have no liability to indemnify Distributor in respect to an intellectual property rights infringement to the extent the same results from:

DISTRIBUTORSHIP AGREEMENT                                                 Page 7



        (i) Any alteration, modification or adjustment to the Products or materials made without prior written consent of Timeline.

        (ii) The combination, connection, operation or use of the Products with any other software not supplied or approved by Timeline.


13. LIMITATION OF LIABILITY.

    (a) Timeline's liability to Distributor under any provision of this Agreement or any transaction contemplated by this Agreement shall be limited to the amount actually paid by Distributor to Timeline hereunder. Timeline's limitation of liability is cumulative with all Timeline expenditures being aggregated to determine satisfaction of the limit. Distributor releases Timeline from all obligations, liability, claims or demands in excess of the limitation. The parties acknowledge that other parts of this Agreement rely upon the inclusion of this Section 13.

    (b NEITHER TIMELINE NOR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF THE PRODUCT WHICH IS THE SUBJECT OF THIS AGREEMENT SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE USE OR INABILITY TO USE THE PRODUCT EVEN IF TIMELINE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.


14. TERMINATION.

    (a) This Agreement may terminate if:

        (i) either party materially fails to perform or comply with this Agreement or any provision hereof, including failure to promptly file required reports or pay any amount(s) due hereunder or failure to meet Revenue Plan goals;

        (ii) either party attempts to make an assignment in violation of Section 16(a);

        (ii) either party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or

        (iv) a petition under any bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by either party; or if such a petition is filed by any third party, or an application for a receiver of either party is made by anyone and such petition or application is not resolved favorably to such party within sixty (60) days.

    (b) Termination under (ii) above shall be effective as of the date written notice is given. In all other cases, termination shall be effective sixty (60) days after written notice of termination to either party if such party's defaults have not been cured within such sixty (60) day period. The rights and remedies of the defaulting party provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

    (c) Upon termination of this Agreement, all provisions of paragraphs 4, 5, 7, 8, 10, 11, 13, 15 and 16 hereunder shall survive in full force and effect for a period of three (3) years.

    (d) Upon termination of this Agreement for any reason:

DISTRIBUTORSHIP AGREEMENT                                                 Page 8



        (i) All of the Distributor's rights under this Agreement to market, license, reproduce and use the Products and related Documentation shall cease and Distributor shall no longer represent or purport to represent that it is a distributor or representative of Timeline.

        (ii) The Distributor shall return to Timeline at the Distributor's expense within fifteen (15) days of termination all copies of the Software, which are in the Distributor's possession or under its control together with all related documents.

        (iii) Within thirty (30) days of termination the Distributor shall certify in writing to Timeline that all copies of the Software and related materials have been returned.

        (iv) Within thirty (30) days of termination the Distributor shall certify in writing to Timeline a list of Customers and prospective Customers with contact names and addresses.

        (v) Within thirty (30) days of termination the Distributor shall certify in writing to Timeline a list of Subdistributors with contact names and addresses.

        (vi) Within one year of the effective date of termination Timeline may require the Distributor to assign any or all Sublicenses to Timeline or any third party.


15. CONFIDENTIALITY.

    Each party expressly undertakes to retain in confidence all information and know-how transmitted to the other that the disclosing party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential, and will make no use of such information and know-how except under the terms and during the existence of this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information that (i) it received rightfully from another party prior to its receipt from the disclosing party; (ii) the disclosing party has disclosed to a third party without any obligation to maintain such information in confidence;
(iii) is independently developed by the obligated party. Further, either party may disclose confidential information as required by governmental or judicial order, provided such party gives the other prompt notice prior to such disclosure and complies with any protective order (or equivalent) imposed on such disclosure. Each party shall treat all Product adaptation materials as confidential information and shall not disclose, disseminate or distribute such materials to any third party without the other's prior written permission. Each party shall treat the terms and conditions of this Agreement as confidential; however, Distributor may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of the obligated party's business. Each party's obligation under this Section shall extend to the earlier of such time as the information protected hereby is in the public domain through no fault of the obligated party or five (5) years following termination or expiration of this Agreement.


16. GENERAL

    (a) Prohibition Against Assignment and Sublicense. This Agreement, and any rights or obligations hereunder, shall not be assigned or sublicensed by Distributor, without Timeline's prior written consent.

    (b) Notices and Requests. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by commercial courier service (e.g., DHL), or by first class mail (certified or registered), or by fax confirmed by first class mail (registered or certified), to the other party at its address first set forth below, or such new address as may from time to time be supplied hereunder by the parties hereto. If mailed, notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail.

DISTRIBUTORSHIP AGREEMENT                                                 Page 9



        Timeline:       Timeline, Inc.
                        3055 112th Avenue N.E., Ste. 106
                        Bellevue, WA  98004

        Attention:      Charles R. Osenbaugh

        With Copy To:   Paula H. McGee

        Distributor:



        Attention:

        With Copy To:


    (c) Attorneys' Fees. If either Timeline or Distributor employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees.

    (d) Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Washington, irrespective of the fact that any one of the parties is now or may become a resident of a different state. Venue for any action under this Agreement shall lie in King County, Washington.

    (e) Entire Agreement. This Agreement and the attached exhibits constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Distributor and Timeline by their respective duly authorized representatives.

    (f) Partial Invalidity. If this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable or if this Agreement is terminated as to particular provisions or Product(s), this Agreement shall remain in full force and effect as to the remaining provisions or Product(s).

    (g) Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

    (h) Relationship. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise. The price and payment described in this Agreement shall be construed as a royalty fee for the license rights granted herein, and not as a franchise fee.

    (i) Force Majeure. Notwithstanding anything else in this Agreement, and except for the obligation to pay money, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, default of a common carrier, or similar causes beyond reasonable control of the party charged with a default.

    (j) No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Timeline and TBSL any rights, remedies or other benefits under or by reason of this Agreement.

DISTRIBUTORSHIP AGREEMENT                                                Page 10



    (k) Counterpart Originals. This Agreement may be executed in two (2) or more English language counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.



TIMELINE, INC.                              [DISTRIBUTOR]


By: ______________________________          By: ________________________________


__________________________________          ____________________________________
Name (Print)                                       Name (Print)


__________________________________          ____________________________________
Title                                              Title


__________________________________          ____________________________________
Date                                               Date

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT A

                                  REVENUE PLAN


                                     SAMPLE

         ANALYST FINANCIALS PRODUCTS
        POUND STERLING'000S
                                      JUL00-SEP00   OCT00-DEC00   JAN01-MAR01   APR01-JUN01   FY01
      ANALYST REPORTING DIRECT SALES
       No. of effective sales people
                 Avg. Price per deal
                        No. of deals
                        Licence fees
                         Maintenance
                          Consulting
                            Training
                     TOTAL REPORTING

      ANALYST BUDGETING DIRECT SALES
                    No. sales people
                 Avg. Price per deal
                        No. of deals
                        Licence fees
                         Maintenance
                          Consulting
                            Training
                     TOTAL BUDGETING

 ANALYST CONSOLIDATIONS DIRECT SALES
                    No. sales people
                 Avg. Price per deal
                        No. of deals
                        Licence fees
                         Maintenance
                          Consulting
                            Training
                TOTAL CONSOLIDATIONS

                  TOTAL LICENCE FEES
                   TOTAL MAINTENANCE
                    TOTAL CONSULTING
                      TOTAL TRAINING

          TOTAL REVENUE direct sales

               REPORTING, BUDGETING,
        CONSOLIDATIONS REVENUES FROM
 SUB-DISTRIBUTORS SHOULD BE SUPPLIED
        TOO USING THE SAME CRITERIA.

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT B

                                    TERRITORY

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT C

                                TIMELINE MODULES


    TIMELINE MODULE MAY REFER TO ANY OF THE FOLLOWING:

        (i) The DATA MART is a database, which allows data extracted from a transaction database(s) to be converted to the Timeline architecture and presented in a multidimensional format inside a Microsoft Access, or SQL Server database. Future versions may provide such formats in Microsoft MSDE and/or Microsoft OLAP Service Cubes.

        (ii) The ANALYST which consists of certain add-ins to Microsoft Excel ("Excel"), allows templates to be run against the Timeline Data Mart and thereby presents financial reports inside of Excel.

        (iii) The AUTHOR consists of additional add-ins to Excel and allows a user to create new templates for use by Timeline Analyst. If an Author is not present, a Report Pack is required, which consists of a set of templates written by Timeline or the Distribution Partner; i.e. a set of reports that still contains the capability to sort and select on any dimension(s).

        (iv) The OBJECTS automate the preparation of certain new files and summarizations that contain the information required to build a Data Mart. In certain environments, where the transactional system is in SQL Server or Access, Objects may be added directly into the transactional database. In other instances, Objects may reside in a stand-alone filter to extract the data.

        (v) The PROFILE MANAGER is software that allows the user to customize the Data Mart configuration and apply criteria to the selection of data for feeding to the Universal Filter.

        (vi) The UNIVERSAL FILTER transforms the data files built by the Timeline Objects or filters into the Timeline architecture contained in the Data Mart.

        (vii) The MANAGER is Data Mart management software where relationships of data, custom tables, roll-up assignments, etc., are managed.

        (viii) BUDGETING is a combination of a series of Excel add-ins, SQL Server procedures and software object code that provides, in combination, the ability to distribute templates for the purpose of end user data entry and manipulation, and consolidate such input in a single Data Mart for purposes of preparing an end user budget. For purposes of this Agreement, Timeline Budgeting shall refer to software other than a budget table contained in a Timeline Data Mart. A budget table allowing storage of budget data in a Data Mart is deemed a part of the Data Mart product.

        (ix) ANALYST WEB REPORTING allows the delivery of reports to an indeterminate user population via an intranet or the Internet. Reports are viewed in a web browser. The software resides on a single server machine where maintenance of the reporting application and its reports are carried out. Client (viewer) machines require no installation of Timeline Analyst software to refresh or drilldown on reports.

        (x) WORKBOOK GENERATOR provides automation procedures for creating either reporting or budgeting workbooks.

        (xi) The SECURITY MODULE provides row level security based on a clearly defined reporting structure. Security is implemented at the account structure level, not at the report level (i.e., Security limits what data a user can see, not what reports they can request). Users are assigned to a profile; and, when reports are run, access will only be granted to the rows in the database or data mart as indicated by a user's assigned profile.

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT D

                           END USER LICENSE AGREEMENT
                                       AND
                               PURCHASE ORDER FORM


                                  SEE ATTACHED

DISTRIBUTORSHIP AGREEMENT



END-USER LICENSE AGREEMENT FOR TIMELINE                          [TIMELINE LOGO]
SOFTWARE


LICENSEE:      [COMPANY NAME]
               [STREET]
               [CITY, STATE, ZIP]
               [PHONE]


IMPORTANT - READ CAREFULLY: THIS TIMELINE END-USER LICENSE AGREEMENT ("EULA") IS A LEGAL AGREEMENT ENTERED INTO THIS _____ DAY OF ________, 2001, BY AND BETWEEN __________, (LICENSEE), AND TIMELINE, INC., A WASHINGTON CORPORATION (LICENSOR), FOR THE TIMELINE SOFTWARE PRODUCT IDENTIFIED ON EXHIBIT I, WHICH INCLUDES COMPUTER SOFTWARE AND ASSOCIATED MEDIA AND PRINTED MATERIALS, AND MAY INCLUDE "ONLINE" OR ELECTRONIC DOCUMENTATION ("SOFTWARE PRODUCT" OR "SOFTWARE"). BY INSTALLING, COPYING, OR OTHERWISE USING THE SOFTWARE PRODUCT, YOU AGREE TO BE BOUND BY THE TERMS OF THIS EULA.

SOFTWARE PRODUCT LICENSE

The SOFTWARE PRODUCT is protected by copyright laws, international copyright treaties, U.S. Patent Nos. 5,802,511, 6,023,694 and 6,026,392 and pending patents, as well as other intellectual property laws and treaties. The SOFTWARE PRODUCT is licensed, not sold.

1.  GRANT OF LICENSE.  This EULA grants Licensee the following rights:

    SYSTEM SOFTWARE. Licensee may install and use the SOFTWARE PRODUCT on a single computer per licensed user as provided on Exhibit I.

    STORAGE/NETWORK USE. Licensee may also store or install a copy of the SOFTWARE PRODUCT on a storage device, such as a network server, used only to install or run the SOFTWARE PRODUCT on Licensee's other computers over an internal network; however, Licensee must acquire a user license for (1) each database built in Timeline Server(TM) pursuant to Exhibit I attached hereto, and (2) each separate computer on which Timeline Analyst(TM) is installed or run from the storage device. A user license for the SOFTWARE PRODUCT may not be shared or used concurrently on different computers.

2.  DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

    LIMITATIONS ON REVERSE ENGINEERING, DECOMPILATION, AND DISASSEMBLY. Licensee may not reverse engineer, decompile, or disassemble the SOFTWARE PRODUCT, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

    SEPARATION OF COMPONENTS. The SOFTWARE PRODUCT is licensed as a single product. Its component parts may not be separated for use on more than one computer, except as provided on Exhibit I.

    RENTAL. Licensee may not rent or lease the SOFTWARE PRODUCT or use the product for service bureau or timesharing. Licensee may enter into a capital lease to finance its license for the SOFTWARE PRODUCT.

    SOFTWARE TRANSFER. Licensee may not transfer its rights under this EULA, without prior written permission of Licensor. If permission to transfer is granted, Licensee shall retain no copies, shall transfer all of the SOFTWARE PRODUCT (including all component parts, the media and printed materials, any upgrades, and this EULA), AND the recipient must agree to the terms of this EULA.

DISTRIBUTORSHIP AGREEMENT



    If the SOFTWARE PRODUCT is an upgrade, any transfer must include all prior versions of the SOFTWARE PRODUCT.

    TERMINATION. Without prejudice to any other rights, Timeline may terminate this EULA if Licensee fails to comply with the terms and conditions of the EULA. In such event, Licensee must destroy all copies of the SOFTWARE PRODUCT and all of its component parts.

3. UPGRADES. If the SOFTWARE PRODUCT is an upgrade from another product, whether from Timeline or another supplier, Licensee may use or transfer the SOFTWARE PRODUCT only in conjunction with that upgraded product, unless Licensee destroys the upgraded product. If the SOFTWARE PRODUCT is an upgrade of a Timeline product, Licensee now may use that upgraded product only in accordance with this EULA. If the SOFTWARE PRODUCT is an upgrade of a component of a package of software programs that Licensee licensed as a single product, the SOFTWARE PRODUCT may be used and transferred only as part of that single product package and may not be separated for use on more than one computer.

4. COPYRIGHT AND PATENT. All title and copyrights in and to the SOFTWARE PRODUCT (including but not limited to any images, photographs, animations, video, audio, music, text, and "applets," incorporated into the SOFTWARE PRODUCT), the accompanying printed materials, and any copies of the SOFTWARE PRODUCT, are owned by Timeline or its suppliers. The SOFTWARE PRODUCT is protected by copyright laws, international treaty provisions, U.S. Patent Nos. 5,802,511, 6,023,694 and 6,026, 392 and pending patents. Licensee must treat the SOFTWARE PRODUCT like any other copyrighted material EXCEPT that it may either (a) make one copy of the SOFTWARE PRODUCT solely for backup or archival purposes, or (b) install the SOFTWARE PRODUCT in accordance with the licensing provision herein, provided Licensee keeps the original solely for backup or archival purposes. By use or installation, Licensee expressly recognizes Timeline's patent rights to technology contained in the Software Product. Licensee may not copy the printed materials accompanying the SOFTWARE PRODUCT.

5. DUAL-MEDIA SOFTWARE. Licensee may receive the SOFTWARE PRODUCT in more than one medium. Regardless of the type or size of medium received, Licensee may use only one medium that is appropriate for its computer. Licensee may not use or install the other medium on another computer. Licensee may not loan, rent, lease, or otherwise transfer the other medium to another user, except as part of the permanent transfer (as provided above) of the SOFTWARE PRODUCT.

6. U.S. GOVERNMENT RESTRICTED RIGHTS. The SOFTWARE PRODUCT and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph
    (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004.

MISCELLANEOUS

If this product is licensed in the United States, this EULA is governed by the laws of the State of Washington. If this product is licensed outside the United States, then local law may apply. Should Licensee have any questions concerning this EULA, or if it desires to contact Timeline for any reason, it should contact the Timeline subsidiary serving its country, or write: Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004.

LIMITED WARRANTY

Timeline warrants that the SOFTWARE PRODUCT will perform substantially in accordance with the published specifications for a period of ninety (90) days of receipt. Some states and jurisdictions do

DISTRIBUTORSHIP AGREEMENT



not allow limitations on duration of an implied warranty, so the above limitation may not apply. To the extent allowed by applicable law, implied warranties on the SOFTWARE PRODUCT are limited to ninety (90) days.

CUSTOMER REMEDIES

Timeline and its suppliers' entire liability and Licensee's exclusive remedy shall be, at Timeline's option, either (a) return of the price paid, or (b) repair or replacement of the SOFTWARE PRODUCT that does not meet Timeline's Limited Warranty and which is returned to Timeline with a copy of Licensee's invoice. This Limited Warranty is void if failure of the SOFTWARE PRODUCT has resulted from accident, abuse, or misapplication. Any replacement of SOFTWARE PRODUCT or hardware will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TIMELINE AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH REGARD TO THE SOFTWARE PRODUCT, AND ANY ACCOMPANYING HARDWARE. THIS LIMITED WARRANTY GIVES LICENSEE SPECIFIC LEGAL RIGHTS. LICENSEE MAY HAVE OTHERS, WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

NO LIABILITY FOR CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL TIMELINE OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE PRODUCT, EVEN IF TIMELINE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES AND JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT I
                       SOFTWARE PRODUCTS AND SPECIAL TERMS


Timeline will provide the following products and services:

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT E

                              PRODUCT LICENSE FEES
                          AND INTERNATIONAL PRICE LIST


LICENSE FEES:

                                     EXAMPLE

    Distributor will offer the Analyst Reporting Solution as its preferred reporting solution. Distributor shall pay to Timeline a license fee for each license of a Product distributed to Distributor's clients. Certain Products shall be offered in various combinations intended, in combination, to provide a package, which meets a particular need. In those instances, the combination shall bear a license fee representing the license fee due Timeline on such package. In other instances, an individual Product shall be licensed not in combination with other Products.


                                                                   LICENSE
              SOFTWARE PRODUCT                      UNIT          FEE/UNIT
---------------------------------------------- --------------- ----------------
Standard Analyst Reporting Package:              Per Server           $ 25,000
    Distributor Filter
    1 Profile Manager and Data Mart Generator
    1 Manager & Report Author (including
        Viewer)
    4 Analyst Viewers
    Standard report pack

Analyst Add-ons:
    Manager                                       Per User               5,000
    Author                                        Per User               2,000
    Analyst Viewer                                Per User               1,000

Standard Budgeting Package:                      Per Server             25,000
    1 Profile Manager, Budget
    Workbook Generator
    Writeback Wizard

Budgeting Add-ons:
Budget Author                                     Per User               2,000
    End-User                                      Per User                 250

Workbook Generator                               Per Server             10,000
Web Reporting Server including Security          Per Server             35,000
    Additional Web Reporting Servers             Per Server             25,000
Security Module Stand-Alone                      Per Server              5,000
Universal Filter                                 Per Server             10,000


Timeline will be paid a royalty based on 50% of the cumulative gross license fee outlined above. Distributor shall not discount the product more than it discounts its own products. If Distributor or

DISTRIBUTORSHIP AGREEMENT



Subdistributors charge more than the suggested retail price for a license fee, Timeline will receive a 50% royalty on the marked up cumulative gross license fee charged.

After the initial two year term of the Agreement, either party shall have the right, by giving ninety (90) days advance written notice(s), to change the license fees paid by Distributor by such amount as may be agreed to by the parties. If no agreement on revised license fees is agreed to after the ninety
(90) day notice, then the original 50% royalty shall remain in effect.

TRAINING ROYALTIES

In the event Distributor institutes Product training classes, Timeline will provide course materials and training guides for $150 each.

DOCUMENTATION

One full set of documentation manuals is included in the license fee. Additional manuals may be purchased for $40 each.

DISTRIBUTORSHIP AGREEMENT



                                GLOBAL PRICE LIST
                                  OCTOBER 2000


"STUMP = STANDARD TIMELINE UNIT MODULE PRICE"

ENTERPRISE SQL SERVER PRICING FOR ANALYST:

                                                                        STUMPS      EXCH. RATE
                                                                        ------      ----------
CORE TECHNOLOGY:
Analyst Financial Server
   (UF, Manager, Security, Data Mart Generator, Workbook Generator)     25000

Analyst Financial Server Lite
   (AFS Lite includes UF, Manager, Security)                            10000


APPLICATIONS:
Analyst Reporting, Analyst Budgeting, Analyst Consolidations          10000 each
   (All Applications include 1 Reporting and/or Budget Author)


ADDITIONAL TEMPLATE AUTHORING:
Analyst Author (Reporting or Budget Author)                           2500 each


RECIPIENTS*:
  Reporting Viewers, Consolidations Users:
     1-20
     21-50                                                            1000 each
     51-100                                                            750 each
     100+                                                              500 each
   * The first 20 recipients would be priced at 1000 each, the         250 each
   next tranche would be priced at 750 each, and so on.

Budget Holders
                                                                       250 each
  Web Users:
     5 concurrent users
     10 concurrent users                                                 5000
     15 concurrent users                                                 8500
     20 concurrent users                                                12000
     Unlimited                                                          17000
                                                                        25000

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT F

               USE OF COPYRIGHT, TRADE NAME, TRADEMARK AND/OR LOGO


               U.S. Patent Nos. 5,802,511, 6,023,694 and 6,026,392
                     U.S. and International Patents Pending
          (C) COPYRIGHT, TIMELINE, INC. 1992-2000, ALL RIGHTS RESERVED


THIS SOFTWARE IS FURNISHED UNDER A LICENSE AND MAY BE USED AND COPIED ONLY IN ACCORDANCE WITH THE TERMS OF SUCH LICENSE AND WITH THE INCLUSION OF THE ABOVE COPYRIGHT AND PATENTS PENDING NOTICE. THIS SOFTWARE, OR ANY OTHER COPIES THEREOF, MAY BE NOT PROVIDED OR OTHERWISE MADE AVAILABLE TO ANY OTHER PERSON, EXCEPT AS MAY BE PROVIDED IN THE LICENSE AGREEMENT. NO TITLE TO AND OWNERSHIP OF THE SOFTWARE IS HEREBY TRANSFERRED.





          [TIMELINE LOGO]                       [TIMELINE LOGO]




Timeline is a registered trademark of Timeline, Inc.

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT G

                                  REPORT FORMS


                     [DESIGNED SPECIFICALLY FOR DISTRIBUTOR]

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT H

                         TRIAL AND EVALUATION AGREEMENT



                                  SEE ATTACHED

DISTRIBUTORSHIP AGREEMENT



                                 TIMELINE, INC.
                              3055 112TH AVE. N.E.
                               BELLEVUE, WA 98004

                         TRIAL AND EVALUATION AGREEMENT

________________ (the "Customer") requests Timeline, Inc. ("Timeline") issue to Customer those materials identified in Schedule A attached (the "Timeline Products"). In consideration for Timeline providing the Timeline Products. Customer agrees as follows:

1.  The Timeline Products are to be used solely for Customer's evaluation.

2. Customer shall have the right to use the Timeline Products on a trial basis for a period of fifteen (15) days from ______________ ("Trial Period"). At the end of the Trial Period, Customer shall de-install and return and make no further use of the Timeline Products.

3. Timeline shall have no liability to Customer arising out of the use of the Timeline Products and Customer shall hold Timeline harmless from any claims and/or liability in connection therewith.

4. Customer, its agents and employees, shall not copy, abstract or make available to any person, firm or corporation, the Timeline Products or the information contained in them. Customer shall maintain the Timeline Products in confidence and prevent unauthorized access.

5. The Timeline products and all information in them are proprietary to Timeline. The furnishing of the Timeline Products does not constitute either granting or waiver by Timeline of its proprietary interests. The results, conclusions, and reports of the evaluation conducted may only be disclosed to Customer's personnel for internal use and shall not be disclosed to any third party without the express written consent of Timeline.

6. All Timeline Products will be returned to Charles Osenbaugh, Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004 at the end of the Trial Period.

TIMELINE:                                 CUSTOMER:

By:   ________________________________    By:   ________________________________
      (signature)                               (signature)

NAME: ________________________________    NAME: ________________________________
      (print or type)                           (print or type)


TITLE:  ______________________________    TITLE: _______________________________


DATE:   ______________________________    DATE:  _______________________________

DISTRIBUTORSHIP AGREEMENT



                         TRIAL AND EVALUATION AGREEMENT

                                    EXHIBIT A

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT I

                                 PRODUCT SUPPORT

Distributor shall select one of the following options for providing Product Support to End Users.

[ ]     DISTRIBUTOR PROVIDES 1ST TIER SUPPORT.

Distributor shall take responsibility to actively provide telephonic support or questions of Product functionality to Distributor End Users. Subdistributors, and direct or indirect sales force. This includes providing staffing to field all inquiries as to how the software is used and requests for diagnosis and isolation of a bug in the software. If Distributor determines it cannot solve a problem, Distributor shall then pass End User contact and relevant support issue information to Timeline for resolution. Timeline will work directly with End User, if necessary to resolve the problem.

Timeline will distribute to Distributor any bug fixes, updates and enhancements it offers to End Users under maintenance directly with Timeline. Distributor may then redistribute to Distributor End Users who maintain valid current maintenance agreements with Distributor.

Distributor shall pay Timeline an amount equal to ___% of the cumulative gross license fees paid by End User for the Products for this level of Product support.

[ ]     TIMELINE PROVIDES 1ST TIER SUPPORT TO END USER.

Distributor may offer Timeline Product Support directly to a Distributor End User. Timeline and the End User would then enter into a direct agreement. Distributor would not be entitled to a fee for Timeline Product Support.

DISTRIBUTORSHIP AGREEMENT



                                    EXHIBIT J

                                     PRIMARK


Distributor is prohibited from licensing the Products within the Primark Field of Use as defined below. This prohibition DOES NOT APPLY to any Product licensing with the North America.

PRIMARK FIELD OF USE

The Primark Field of Use covers the use of Timeline Inc. Software to manage data generated within a software system which includes, (unless peripheral to a system specifically excluded below, the following functions:

        - Fund management reporting, including investment accounting and valuations

        - Asset management reporting, including investment accounting and valuations

        - Investment research, historical/ time series reporting on security and benchmark fundamental data, comparing accounts data, pricing data.

        -  Investment banking and corporate finance.

        -  Commodity, financial and derivative trading

        -  Institutional dealing and trading

        -  Broking

        -  Compliance

        -  Risk management

        - Retail Investment, retail investment product marketing, dealing, distribution and administration.

        - Treasury and cash management (other than cash management tied to a general ledger system)

        -  Insurance and insurance policy administration

        -  Investment consultancy services

        -  Pensions, pension fund management, pension policy administration.

        -  Independent financial advice

        -  Economic analysis, forecasting, economic data reporting.

Furthermore, the Distributor acknowledges that in the event of a dispute between Timeline and Primark on the proper interpretation of the Primark Field of Use, that such issue will be submitted to binding arbitration and that the Distributor shall honor the decision of such arbitration as thereafter being considered part of the definition of the Primark Field of Use.

If the Distributor sells a Sublicense of the Software to a Customer in the Primark Field of Use and does not notify Timeline and on Primark becoming aware of such Sublicense, the following penalties will apply:

    The Distributor will remit to Primark 100% of the Sublicense Fee or the list price for the Software off the International Price List in effect at that time, whichever is the greater.

    The Distributor will remit to Primark 50% of any ancillary revenue received from the Customer as a result of the sale or license of the Software.

The Primark Field of Use is defined such that it DOES NOT INCLUDE any software system that is General Ledger related and, if a system is primarily used on data that is General Ledger related, then it can pull data from any feeder system, including a Primark system or Primark Field of Use system.

General Ledger related based systems include accounts payable, accounts receivable, payroll, budgeting, requisitions, inventory, activity based costing, job cost, project cost, ratio analysis, scorecard analysis, cash accounting and non-custodian bank reconciliation, etc. The information entered in these systems may be combined with data entry from other content providers.

DISTRIBUTORSHIP AGREEMENT



In addition, other systems also considered part of a General Ledger Related system where specifically tied to a system noted above include:

        -  Corporate and departmental management reporting

        -  Corporate cost center budget preparation

        -  Corporate, departmental and employee performance analysis

        -  Corporate and departmental budget/actual comparative reporting

        - Consolidation of departmental and divisional management and budgetary reporting

The Primark Field of Use is defined such that it also DOES NOT INCLUDE Non-General Ledger Related systems if they constitute:

        - Employee and Contractor accounting and management systems such as Human Resources and payroll and non-pension related benefits.

        -  Manufacturing systems including distribution, job cost, project cost.

        - Customer resource management systems such as sales tracking, buying patterns analysis, identification of customers.